Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65084) of NMS Communications Corporation of our report dated June 28, 2004 relating to the financial statements of NMS Communications Corporation 401 (k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 29, 2005

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